Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated April 7, 2008 relating to the consolidated and combined financial statements of Apollo Global Management, LLC as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

August 12, 2008